Exhibit 99
DeVry Inc. Reports Fiscal 2004 First Quarter Revenues and Earnings Per Share

Acquires Person/Wolinsky CPA Review

OAKBROOK TERRACE, Ill., Oct. 21 /PRNewswire-FirstCall/ — DeVry Inc. (NYSE: DV), an international higher education company, today reported financial results for the first quarter of fiscal year 2004, ended September 30, 2003.

Financial Results

Revenues for the first quarter were $189.2 million, compared with $163.3 million for the same quarter one year ago. Net income for the quarter totaled $10.5 million, or $0.15 per fully diluted share, compared with $11.2 million, or $0.16 per fully diluted share, for the same period last year. The increase in revenue in the first quarter is largely attributable to higher revenues from Keller Graduate School of Management and to the inclusion of Ross University, which was acquired in May 2003. These results also reflect the previously reported 5.2 percent decrease in the total number of undergraduate students enrolled in the DeVry University 2003 summer term compared to the prior year. The decline in the total number of undergraduate students reflects lower new undergraduate enrollments in each of the previous 5 semesters, a trend which began in November 2001 and ended in July 2003. As previously announced, July 2003 new undergraduate student enrollments increased by 2.5 percent, with new undergraduate students in U.S. campuses increasing by 4.5 percent.

Dennis J. Keller, DeVry’s chairman and co-chief executive officer, said, “The first quarter of fiscal 2004 was a turning point for the company. While we have experienced lower new undergraduate enrollments over the past two years, new undergraduate student enrollments increased in the July 2003 term, and we expect continued growth in the fall and spring terms. This positive momentum is a result of increased investment in marketing and advertising, diversification of our educational offerings, enrollment growth in online degree programs and at DeVry University Centers, and early signs of recovery in the technology sector.”

“During the past two years we have managed expenses to better match our slower revenue growth. Recently, we announced a letter of intent to transfer DeVry Canada’s Toronto operations to RCC College of Technology, which should have a positive effect on year-to-year earnings comparisons in fiscal 2004,” said Ronald L. Taylor, president and co-chief executive officer.

During the first quarter, the company began offering classes in its new Houston campus and opened new DeVry University Centers in Indianapolis, Pittsburgh and Portland. Recently, DeVry announced plans to open new DeVry University Centers in Cleveland and Las Vegas. In addition, the company began offering at selected campuses two new bachelor’s programs in biomedical engineering technology and biomedical infomatics and an associate degree program in health information technology.

New Format for Reporting Enrollment Data

The company also reported a change in the way future DeVry University enrollment data will be provided. Beginning with the announcement of the fall 2003 term, enrollment data will be provided in the following format. In addition, the table below provides a history of enrollments in the new format:

	Summer 2002	Fall 2002	Spring 2003	Summer 2003
Total undergraduate students (1)	43,342	45,200	43,045	41,075
New undergraduate students (2)	10,345	10,303	8,053	10,607
Graduate coursetakers (3)	8,209	10,761	11,715	9,483
Online coursetakers (4)	2,652	3,824	5,244	6,531

(1)	Includes total undergraduate student headcount, whether taking coursework onsite or online.
(2)	Includes new undergraduate student headcount, whether taking coursework onsite or online.
(3)	Coursetakers at Keller Graduate School of Management include both onsite and online.
(4)	Includes online coursetakers at both undergraduate and graduate levels.

Acquisition of Person/Wolinsky CPA Review

The company also announced that Becker Professional Review, a wholly owned subsidiary of DeVry Inc. and a leading provider of preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams, has acquired the assets of Person/Wolinsky CPA Review. Founded in 1967, its primary locations include New York City, Philadelphia, and Washington, D.C. Terms of the transaction were not disclosed.

DeVry Inc. will hold a conference call to discuss these results on October 21, 2003, at 4:30 p.m. eastern time. For those who wish to participate, please dial 800-299-8538 (domestic) or 617-786-2902 (international). Investors may also participate by live web cast by visiting www.investor.devry.com . A telephone replay of the earnings call will be available until October 31, 2003 by dialing 888-286-8010 (domestic) or 617-801-6888 (international), conference code 43394150.

DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor’s and master’s degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com .

Certain information contained in this release may constitute forward- looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, market conditions, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company’s Securities and Exchange Commission filings, including those discussed under the heading “Risk Factors” in the Company’s Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

DeVry Inc. First Quarter Ended September 30:
	Fiscal Year 2004	Fiscal Year 2003
Revenues	$189,236,000	$163,269,000
Net Income	10,492,000	11,156,000
Earnings Per Common Share
Basic	$0.15	$0.16
Diluted	$0.15	$0.16
Number of Common Shares
Basic	70,030,000	69,910,000
Diluted	70,637,000	70,323,000
September 30:
Actual Shares Outstanding	70,040,257	69,922,793

DEVRY INC. CONSOLIDATED BALANCE SHEETS (Dollars in Thousands) PRELIMINARY

	September 30, 2003 (Unaudited)	June 30, 2003	September 30, 2002 (Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$139,522	$108,699	$ 97,046
Restricted Cash	21,348	14,052	25,894
Accounts Receivable, Net	49,703	24,275	54,149
Inventories	3,072	4,315	3,347
Deferred Income Taxes	11,358	11,358	5,448
Prepaid Expenses and Other	9,990	6,988	4,176
Total Current Assets	234,993	169,687	190,060
Land, Buildings and Equipment, Net	283,847	285,354	258,922
Other Assets
Intangible Assets, Net	96,475	103,330	35,510
Goodwill	284,483	280,979	42,391
Deferred Income Taxes	—	—	1,504
Perkins Program Fund, Net	11,291	11,291	10,617
Other Assets	5,665	6,003	2,084
Total Other Assets	397,914	401,603	92,106
TOTAL ASSETS	$916,754	$856,644	$541,088

DEVRY INC. CONSOLIDATED BALANCE SHEETS (Dollars in Thousands) PRELIMINARY

	September 30, 2003 (Unaudited)	June 30, 2003	September 30, 2002 (Unaudited)
LIABILITIES
Current Liabilities
Current Maturities of Revolving
Loan	$ 0	$ 15,000	$ 0
Accounts Payable	36,272	34,094	30,173
Accrued Salaries, Wages &
Benefits	38,012	30,791	35,983
Accrued Expenses	28,836	31,767	20,522
Advance Tuition Payments	8,870	10,568	12,893
Deferred Tuition Revenue	87,479	16,291	66,336
Total Current Liabilities	199,469	138,511	165,907
Other Liabilities
Revolving Loan	138,000	150,000	—
Senior Debt	125,000	125,000	—
Deferred Income Taxes	13,049	13,049	—
Deferred Rent and Other	14,689	14,417	10,593
Total Other Liabilities	290,738	302,466	10,593
TOTAL LIABILITIES	490,207	440,977	176,500
SHAREHOLDERS’ EQUITY
Common Stock, $0.01 par value,
200,000,000 Shares Authorized,
70,040,257, 70,021,513 and
69,922,793, Shares Issued
and Outstanding at September 30,
2003, June 30, 2003 and
September 30, 2002, respectively	701	701	700
Additional Paid-in Capital	67,678	67,288	66,478
Retained Earnings	357,467	346,975	296,983
Accumulated Other Comprehensive
Income	701	703	427
TOTAL SHAREHOLDERS’ EQUITY	426,547	415,667	364,588
TOTAL LIABILITIES AND SHAREHOLDERS’
EQUITY	$916,754	$856,644	$541,088

DEVRY INC. CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except for Per Share Amounts) (Unaudited) PRELIMINARY

	For The Quarter Ended September 30,
	2003	2002
REVENUES:
Tuition	$177,594	$151,155
Other Educational	11,585	12,029
Interest	57	85
Total Revenues	189,236	163,269
COSTS AND EXPENSES:
Cost of Educational Services	104,450	92,171
Student Services and
Administrative Expense	67,949	52,457
Interest Expense	2,156	47
Total Costs and Expenses	174,555	144,675
Income Before Income Taxes	14,681	18,594
Income Tax Provision	4,189	7,438
NET INCOME	$ 10,492	$ 11,156
EARNINGS PER COMMON SHARE
Basic	$ 0.15	$ 0.16
Diluted	$ 0.15	$ 0.16

DEVRY INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in Thousands) (Unaudited) PRELIMINARY

	For The Quarter Ended September 30,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 10,492	$ 11,156
Adjustments to Reconcile Net
Income to Net Cash Provided by
Operating Activities:
Depreciation	9,119	8,603
Amortization of Intangible Assets	3,385	182
Amortization of Other Assets	264	10
Provision for Refunds and
Uncollectible Accounts	9,579	9,034
Deferred Income Taxes	—	297
Loss on Disposals and Adjustments
to Land, Buildings and Equipment	67	146
Changes in Assets and
Liabilities:
Restricted Cash	(7,296)	(6,630)
Accounts Receivable	(35,007)	(37,013)
Inventories	1,243	1,560
Prepaid Expenses And Other	(2,690)	(2,041)
Accounts Payable	2,178	(6,111)
Accrued Salaries, Wages,
Expenses and Benefits	4,290	17,267
Advance Tuition Payments	(1,698)	(2,990)
Deferred Tuition Revenue	71,188	54,049
NET CASH PROVIDED BY OPERATING
ACTIVITIES	65,114	47,519
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(7,679)	(10,044)
NET CASH USED IN INVESTING ACTIVITIES	(7,679)	(10,044)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds From Exercise of Stock Options	390	133
Repayments Under Revolving
Credit Facility	(27,000)	—
NET CASH (USED IN) PROVIDED BY
FINANCING ACTIVITIES	(26,610)	133
Effects of Exchange Rate Differences	(2)	(247)
NET INCREASE IN CASH AND CASH EQUIVALENTS	30,823	37,361
Cash and Cash Equivalents at
Beginning of Period	108,699	59,685
Cash and Cash Equivalents at
End of Period	$ 139,522	$ 97,046
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION
Interest Paid During the Period	$ 2,112	$ 49
Income Tax Payments During the
Period, Net	8,427	30

SOURCE DeVry Inc.
-0- 10/21/2003
/CONTACT: Investor Relations, Joan Bates, +1-630-574-1949, or Media Relations, Jonelle Niffenegger, +1-630-706-3212, both of DeVry/
/Web site: http://www.devry.com /
(DV)

CO: DeVry Inc. ST: Illinois IN: CPR EDU SU: ERN CCA